                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                    Registration No.: 333-130408

From: Cuomo, Joseph (Merrill Lynch Mortgage Lending)
Sent: Tuesday, May 30, 2006 8:16 PM
To: 'Joseph E Redding'
Cc: Rodgers, David (Merrill Lynch Mortgage Lending);
Zwak, Laura (GMI - NY Mortgages); Baker, Max (GMI - NY Mortgages);
Michael H Patterson; Glenn Errigo
Subject: RE: MLCFC 2006-2 Multifamily Tape

The property is a non-licensed independent living facility that does not receive federal or state funds and is not subject to government regulations. Rental payments by the residents include one full meal per day, paid utilities, weekly housekeeping, scheduled transportation and numerous activities. The unit mix at the subject consists of 49 studio apartments containing 380 SF, 75 one bedroom/one bath units containing 600 SF, 22 two bedroom/one bathroom units containing 700 SF, and 6 two bedroom/two bathroom units containing 885 SF.

Hope this helps - let me know if you have any further questions.

Joe

*****************************************
Joseph A. Cuomo
Merrill Lynch Mortgage Lending
Vice President
4 World Financial
250 Vesey Street, 16th Floor
New York, NY 10080
Work: 212.449.3766
Email: Joseph_Cuomo@ml.com
*****************************************

FROM: Joseph E Redding [mailto:joseph_redding@freddiemac.com]
SENT: Tuesday, May 30, 2006 3:10 PM
TO: Cuomo, Joseph (Merrill Lynch Mortgage Lending)
CC: Rodgers, David (Merrill Lynch Mortgage Lending);
Zwak, Laura (GMI - NY Mortgages); Baker, Max (GMI - NY
Mortgages); Michael H Patterson; Glenn Errigo
SUBJECT: Re: MLCFC 2006-2 Multifamily Tape

Greetings Joe,

Please shed some light on the Eastgate Village project listed in your attached
MF pool. "Health Care" is listed for this project under property type. Is that correct? What is the mix of services provided from this one project? Thanks.

Joseph Redding
Portfolio Valuation Manager-CMBS
Freddie Mac  (Direct line 703-714-3464)